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                                RILEY M. MURPHY
                 EXECUTIVE VICE PRESIDENT, LEGAL AND REGULATORY
                      AFFAIRS, GENERAL COUNSEL & SECRETARY
                     AMERICAN COMMUNICATIONS SERVICES, INC.
                         131 NATIONAL BUSINESS PARKWAY
                       ANNAPOLIS JUNCTION, MARYLAND 20701

                                                                     Exhibit 5.1

                                           March 2, 1998


American Communications Services, Inc.
131 National Business Parkway, Suite 100
Annapolis Junction, Maryland 20701


Ladies and Gentlemen:

     I am Executive Vice President, Legal and Regulatory Affairs, General Counsel and Secretary of American Communications Services, Inc., a Delaware Corporation (the "Company"), and have acted as counsel for the Company in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Company's common stock, par value $.01 per share (the "Common Stock").

     In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies certified to my satisfaction of corporate records and other documents and certificates as I have deemed necessary.

     Based on the above, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. When sold, the Common Stock covered by the Registration Statement will be legally issued by the Company, duly authorized, fully paid and non-assessable.
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     I hereby consent to the use of this opinion letter as Exhibit 5.1 to the
Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included therein.


                                    Very truly yours,


                                    /s/ RILEY M. MURPHY, ESQ.
                                    -------------------------------------
                                    RILEY M. MURPHY, ESQ.

                                    Executive Vice President, Legal and
                                    Regulatory Affairs, General Counsel and
                                    Secretary